                                                                     Exhibit 1.1
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                                 RCN CORPORATION

                        [      ] Shares of Common Stock

                             UNDERWRITING AGREEMENT

                           Dated as of June [ ], 1998

================================================================================
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                                 RCN Corporation

                   [         ] Shares of Common Stock

                             UNDERWRITING AGREEMENT

                                                              New York, New York
                                                                 June [  ], 1998

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
Smith Barney Inc.
NationsBanc Montgomery Securities LLC
Donaldson, Lufkin & Jenrette Securities Corporation
Prudential Securities Incorporated
   c/o Merrill Lynch & Co.
       Merrill Lynch, Pierce, Fenner & Smith
                     Incorporated
       North Tower
       World Financial Center
       New York, New York  10281-1305

Ladies and Gentlemen:

            RCN Corporation, a Delaware corporation (the "Company") and the persons listed on Schedule B hereto (the "Selling Stockholders") confirm their respective agreements with Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, Smith Barney Inc., NationsBanc Montgomery Securities LLC, Donaldson, Lufkin & Jenrette Securities Corporation and Prudential Securities Incorporated are acting as representatives (in such capacity, the "Representatives"), with respect to (i) the sale by the Company and the Selling Stockholders, acting severally and not jointly, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $1.00 per share, of the Company ("Common Stock") set forth in Schedule A and B hereto, and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to
purchase all or any part of [              ] additional shares of Common Stock
to cover over-allotments, if any. The aforesaid
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                                      -2-


[         ] shares of Common Stock (the "Initial Securities") to be purchased by
the Underwriters and all or any part of the [         ] shares of Common Stock
subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities".

            The Company and the Selling Stockholders understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

            The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-53373) covering the registration of the Securities under the Securities Act of 1933, as amended (the "Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus," and the preliminary prospectus dated June 4, 1998, is herein called the "Preliminary Prospectus." Such registration statement, including the exhibits thereto and schedules thereto at the time it became effective and including the Rule 430A Information is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the "Prospectus." For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").
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                                      -3-


            SECTION 1. Representations and Warranties.

            (a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Closing Time (as defined in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof), and agrees with each Underwriter as follows:

            (i) Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

            At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through Merrill Lynch expressly for use in the Registration Statement or Prospectus.

                  The Prospectus, when filed pursuant to Rule 424(b) under the Act, will comply in all material respects with the 1933 Act Regulations and the Prospectus delivered to the Underwriters for use in connection with this offering was substantially identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

            (ii) The only Restricted Affiliates (as defined in the Indenture dated October 17, 1997 between the Company and the Chase Manhattan Bank, as Trustee) as of the date hereof are those listed on Schedule D hereto. Each of the Company, each "significant subsidiary" (as defined in Section 210.1-02 of Regulation S-X) of the Company (each a "Subsidiary" and collectively, the "Subsidiaries") and the Restricted Affiliates has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with all requisite power and authority under such laws, and all necessary authorizations, approvals, orders, licenses, certificates and permits of and from regulatory or governmental officials, bodies and tribunals, (a) to own, lease and operate their respective properties and to conduct their respective businesses as now conducted and as described in the Prospectus and (b), in the case of the Company, to enter into, deliver and perform its obligations under this Agreement, except, in the case of the foregoing subclause (a) for authorizations, approvals, orders, leases, certificates and permits, the failure of which to possess could not reasonably be expected to have a Material Adverse Effect (as defined below); and are all duly qualified to do business and in good standing in all other jurisdictions where the ownership or leasing of their respective properties or the conduct of their respective businesses requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a material adverse effect (i) on the business, condition (financial or otherwise), results of operations, business affairs or business prospects of the Company, the Subsidiaries and the Restricted Affiliates taken as a whole or (ii) on the ability of the Company to perform any of its obligations under this Agreement or to consummate any of the transactions contemplated hereby (a "Material Adverse Effect").

            (iii) This Agreement has been duly authorized, executed and delivered by the Company.

            (iv) No consent, waiver, authorization, approval, license, qualification or order of, or filing or registration with, any court or governmental or regulatory agency or body, is required for the issue and sale of the Securities by the Company, the performance by the Company of its obligations under this Agreement, or for the consummation of any of the transactions contemplated to be taken by the Company hereby, including, without limitation, the issuance and sale of the Securities hereunder, except, such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in this Agreement and in the Prospectus.

            (v) The issuance, sale and delivery of the Securities, the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby and in the Prospectus and the compliance by the Company with the terms of the foregoing do not, and, at the Closing Time, will not conflict with or constitute or result in a breach or violation by the Company or any of the Subsidiaries or the Restricted Affiliates of (A) any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) by any of the Company, the Subsidiaries or the Restricted Affiliates or give rise to any right to accelerate the maturity or require the prepayment of any indebtedness under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Subsidiaries or the Restricted Affiliates under any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, authorization, permit, certificate or other agreement or document to which any of the Company, the Subsidiaries or the Restricted Affiliates is a party or by which any of them may be bound, or to which any of them or any of their respective assets or businesses is subject (collectively, "Contracts") (and the Company has no knowledge of any conflict, breach or violation of such terms or provisions or of any such default, in any such case, which has occurred or will so result), (B) the articles of incorporation, by-laws or similar organizational documents (each, an "Organizational Document") of each of the Company, the Subsidiaries and the Restricted Affiliates or (C) any law, statute, rule or regulation, or any judgment, decree or order, in any such case, of any domestic or for-eign court or governmental or regulatory agency or other body having jurisdiction over the Company or any of the Subsidiaries or the Restricted Affiliates or any of their respective properties or assets.

            (vi) The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Common Stock conforms to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

            (vii) The audited and unaudited consolidated financial statements of the Company included in the Prospectus, including the notes thereto, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated, and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods have been prepared in conformity with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. Coopers & Lybrand L.L.P., which has examined certain of such financial statements as set forth in its report included in the Prospectus, is an independent public accounting firm with respect to the Company and its Subsidiaries within the meaning of Regulation S-X under the Act. The audited and unaudited consolidated financial statements included in the Prospectus of Erols Internet, Inc. ("Erols"), including the notes thereto, present fairly in all material respects the financial position of Erols and its consolidated subsidiaries, at the dates indicated, and the statement of operations, stockholders' equity and cash flows of Erols and its consolidated subsidiaries for the periods have been prepared in conformity with United States GAAP applied on a consistent basis throughout the periods involved. The selected financial data and the summary financial information included in the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the financial statements included in the Prospectus. Ernst & Young LLP, which has examined certain of such financial statements as set forth in its report included in the Prospectus, is an independent public accounting firm with respect to Erols and its subsidiaries within the meaning of Regulation S-X under the Act. The pro forma financial information relating to the Company and its Subsidiaries and the related notes thereto included in the Prospectus present fairly in all material respects the information shown therein, have been prepared in all material respects in accordance with the Commission's rules and guidelines with respect to pro forma financial adjustments and have been properly computed on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

            (viii) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise specifically stated therein, there has been no (A) material adverse change in the business, condition (financial or otherwise), results of operations, business affairs or business prospects of the Company, the Subsidiaries and the Restricted Affiliates taken as a whole, whether or not arising in the ordinary course of business (a "Material Adverse Change"), (B) transaction entered into by any of the Company, the Subsidiaries or the Restricted Affiliates, other than in the ordinary course of business, that is material to the Company, the Subsidiaries and the Restricted Affiliates, taken as a whole or (C) dividend or distribution of any kind declared, paid or made by the Company on its capital stock.

            (ix) The Company has the authorized, issued and outstanding capitalization set forth in the Prospectus under the column entitled "Actual" under the caption "Capitalization;" all of the outstanding capital stock of the Company has been duly authorized and validly issued, is fully paid and nonassessable and was not issued in violation of any preemptive or similar rights (whether provided contractually or pursuant to any Organizational Document). Except as set forth in the Prospectus, the Company does not own, directly or indirectly, any material amount of shares, or any other material amount of equity or long-term debt securities or have any material equity interest in any firm, partnership, joint venture or other entity. Except as set forth in the Prospectus, no holder of any securities of the Company is entitled to have such securities under the Registration Statement or otherwise registered by the Company under the Act. All of the outstanding capital stock or other ownership interests of each of the Subsidiaries and the Restricted Affiliates has been duly authorized and validly issued, is fully paid and nonassessable and was not issued in violation of any preemptive or similar rights (whether provided contractually or pursuant to any Organizational Document).

            (x) None of the Company, the Subsidiaries or the Restricted Affiliates is (A) in violation of its respective Organizational Documents,
      (B) in default (or, with notice or lapse of time or both, would be in default) in the performance or observance of any obligation, agreement, covenant or condition contained in any Contract or (C) in violation of any law, statute, judgment, decree, order, rule or regulation of any domestic or foreign court with jurisdiction over the Company, the Subsidiaries or the Restricted Affiliates or any of their respective assets or properties, or other governmental or regulatory authority, agency or other body, other than, in the case of clause (B) or (C), such defaults or violations which could not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect; and any real property and buildings held under lease by the Company, the Subsidiaries or the Restricted Affiliates are held by the Company or such Subsidiary or Restricted Affiliate, as the case may be, under valid, subsisting and enforceable leases with such exceptions which could not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.

            (xi) Except as described in the Prospectus, each of the Company, the Subsidiaries and the Restricted Affiliates has obtained all consents, approvals, orders, certificates, licenses, permits, franchises and other authorizations, in each case material to the operations of the Company (collectively, the "Licenses") of and from, and has made all declarations and filings with, all governmental and regulatory authorities, all self-regulatory organizations and all courts and other tribunals necessary to own, lease, license and use its properties and assets and to conduct its businesses in the manner described in the Prospectus. None of the Company, the Subsidiaries or the Restricted Affiliates has received any notice of proceedings relating to the revocation or modification of, or denial of any application for, any License which, if the subject of any unfavorable decision, ruling or finding, could, singly or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect; the Company, each of the Subsidiaries and each of the Restricted Affiliates have fulfilled and performed all of their obligations with respect to all Licenses possessed by any of them, except where the failure to so fulfill and perform could not, singly or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect; and no event has occurred which allows, or after notice or lapse of time, or both, would allow, revocation or termination thereof or result in any other material impairment of the rights of the holder of any such License, except where such revocation or termination could not, singly or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect; and the Licenses referred to above place no restrictions on the Company, any of the Subsidiaries or any of the Restricted Affiliates that are not described in the Prospectus, except where such restrictions could not, singly or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.

          (xii) Except as described in the Prospectus, there is no legal action, suit, proceeding inquiry or investigation before or by any court or governmental body or agency, domestic or foreign, now pending or, to the best knowledge of the Company, threatened against the Company, any of the Subsidiaries or any of the Restricted Affiliates or affecting the Company, any of the Subsidiaries or any of the Restricted Affiliates or any of their respective properties which would be required to be disclosed in a registration statement filed under the Act which could, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect. Except as set forth in the Prospectus, none of the Company, any of the Subsidiaries or any of the Restricted Affiliates has received any notice or claim of any material default (or event, condition or omission which with notice or lapse of time or both would result in a default) under any of its respective Contracts or has knowledge of any material breach of any of such Contracts by the other party or parties thereto, in each case which would, individually or in the aggregate have a Material Adverse Effect.

         (xiii) Each of the Company, the Subsidiaries and the Restricted Affiliates has filed all necessary federal, state and foreign income and franchise tax returns, and has paid all taxes shown as due thereon; and there is no tax deficiency that has been asserted against any of the Company, the Subsidiaries or any Restricted Affiliate.

            (xiv) Each of the Company, the Subsidiaries and the Restricted Affiliates has good and marketable title to all real and personal property described in the Prospectus as being owned by it and good and marketable title to a leasehold estate in the real and personal property described in the Prospectus as being leased by it, free and clear of all liens, charges, encumbrances or restrictions, except to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions could not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.

            (xv) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds therefrom as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

            (xvi) No strike, labor problem, dispute, slowdown, work stoppage or disturbance with the employees of the Company, any of the Subsidiaries or any of the Restricted Affiliates exists or, to the best knowledge of the Company, is threatened which could, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.

            (xvii) There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described or filed as required.

            (xviii) The Company has insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.

            (xix) Except as disclosed in the Prospectus, none of the Company, any Subsidiary or any of the Restricted Affiliates has any material profit sharing, deferred compensation, stock option, stock purchase, phantom stock or similar plans, including agreements evidencing rights to purchase securities or to share in the profits of the Company, any Subsidiary or any Restricted Affiliate.


              (xx) Except as described in the Prospectus or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (A) each of the Company, the Subsidiaries and the Restricted Affiliates is in compliance with and not subject to any known liability under applicable Environmental Laws (as defined below), (B) each of the Company, the Subsidiaries and the Restricted Affiliates has made all filings and provided all notices required under any applicable Environmental Law, and has, and is in compliance with, all Permits required under any applicable Environmental Laws, and each of them is in full force and effect, (C) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation or, to the best knowledge of the Company, investigation, proceeding, notice or demand letter or request for information pending or threatened against the Company, any of the Subsidiaries or any of the Restricted Affiliates under any Environmental Law, (D) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by the Company, any Subsidiary or any Restricted Affiliate, (E) none of the Company, any Subsidiary or any Restricted Affiliate has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or any comparable state
                                             --------
          law, (F) no property or facility of the Company, any Subsidiary or any Restricted Affiliate is (i) listed or, to the best knowledge of the Company proposed for listing on the National Priorities List under CERCLA or is (ii) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state or local governmental authority.

For purposes of this Agreement, "Environmental Laws" means the common law and
                                 ------------------
all applicable federal, provincial, state and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety or the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of hazardous materials into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of hazardous materials, and (iii) underground and above ground storage tanks and related piping, and emissions, discharges, releases or threatened releases therefrom.

            (xxi) Except as described in the Prospectus, none of the Company, any of the Subsidiaries or any of the Restricted Affiliates has incurred any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which the Company, the Subsidiaries or the Material
           -------
          Subsidiaries makes or ever has made a contribution and in which any employee of the Company, any such Subsidiary or any such Restricted Affiliate is or has ever been a participant, which, individually in the aggregate, could reasonably be expected to have or result in a Material Adverse Effect. With respect to such plans, each of the Company, the Subsidiaries and the Restricted Affiliates is in compliance in all respects with all applicable provisions of ERISA, except where the failure to so comply could not, individually or in the aggregate, reasonably be expected to have or a result in a Material Adverse Effect.

            (b) Each Selling Stockholder severally represents and warrants to each Underwriter as of the date hereof and as of the Closing Time, and agrees with each Underwriter, as follows:

            (i) Such Selling Stockholder is not prompted to sell the Securities to be sold by such Selling Stockholder hereunder by any information concerning the Company or any subsidiary of the Company which is not set forth in the Prospectus.

            (ii) Such Selling Stockholder has the full right, power and authority to enter into this Agreement and a Power of Attorney and Custody Agreement (the "Power of Attorney and Custody Agreement") and to sell, transfer and deliver the Securities to be sold by such Selling Stockholder hereunder. The issuance, sale and delivery of the Securities, the execution, delivery and performance by such Selling Stockholder of this Agreement and the Power of Attorney and Custody Agreement and the consummation by such Selling Stockholder of the transactions contemplated hereby and thereby and the compliance by such Selling Stockholder with the terms of the foregoing do not, and, at the Closing Time, will not, conflict with or constitute or result in a breach or violation by such Selling Stockholder of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) by such Selling Stockholder, or give rise to any right to accelerate the maturity or require the prepayment of any indebtedness under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of such Selling Stockholder under any material contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, authorization, permit, certificate or other agreement or document to which such Selling Stockholder is a party, nor will such action result in the violation of any law, statute, rule, or regulation or any order, decree or judgment applicable to such Selling Stockholder, of any court or governmental or regulatory agency or body or arbitrator known to such counsel to have jurisdiction over such Selling Stockholder or any of its properties or assets.

            (iii) Such Selling Stockholder has and will at the Closing Time have good and marketable title to the Securities to be sold by such Selling Stockholder hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind, other than pursuant to this Agreement; and upon delivery of such Securities and payment of the purchase price therefor as herein contemplated, assuming each such Underwriter has no notice of any adverse claim, each of the Underwriters will receive good and marketable title to the Securities purchased by it from such Selling Stockholder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

            (iv) Such Selling Stockholder has duly executed and delivered, in the form heretofore furnished to the Representatives, the Power of Attorney and Custody Agreement with Michael J. Mahoney, Bruce C. Godfrey and John Filopowicz, or any of them, as attorney(s)-in-fact (the "Attorneys-in-Fact") and First Union National Bank, as custodian (the "Custodian"); the Custodian is authorized to deliver the Securities to be sold by such Selling Stockholder hereunder and to accept payment therefore; and each Attorney-in-Fact is authorized to execute and deliver this Agreement and the certificate referred to in Section 5(h), to sell, assign and transfer to the Underwriters the Securities to be sold by such Selling Stockholder hereunder, to determine the purchase price to be paid by the Underwriters to such Selling Stockholder, as provided in Section 2(a) hereof, to authorize the delivery of the Securities to be sold by such Selling Stockholder hereunder, to accept payment therefor, and otherwise to act on behalf of such Selling Stockholder in connection with this Agreement.

            (v) Such Selling Stockholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

            (vi) No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by such Selling Stockholder of its obligations hereunder or in the Power of Attorney and Custody Agreement, or in connection with the sale and delivery of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as may have previously been made or obtained or as may be required under the Act or the 1933 Act Regulations or state securities laws.

            (vii) During a period of 90 days from the date of the Prospectus, such Selling Stockholder will not, without the prior written consent of Merrill Lynch, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the Securities to be sold hereunder.

            (viii) Certificates for all of the Securities to be sold by such Selling Stockholder pursuant to this Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, have been placed in custody with the Custodian with irrevocable conditional instructions to deliver such Securities to the Underwriters pursuant to this Agreement.

            (ix) Neither such Selling Stockholder nor any of his/her/its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning of Article I, Section 1(m) of the By-laws of the National Association of Securities Dealers, Inc), any member firm of the National Association of Securities Dealers, Inc.

            (c) Any certificate signed by any officer of the Company and delivered to the Representatives or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

            SECTION 2. Sale and Delivery to Underwriters; Closing. (a) Initial Securities. On the basis of the representa-tions and warranties herein contained and subject to the terms and conditions herein set forth, the Company and each Selling Stockholder, severally and not jointly, agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company or such Selling Stockholder, as the case may be, at the price per share set forth in Schedule C, that proportion of the number of Initial Securities set forth in Schedule B opposite the name of the Company or such Selling Stockholder, as the case may be, which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Securities, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

            (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 1,648,351 shares of Common Stock at the price per share set forth in Schedule C, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

            (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called "Closing Time").

            In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

            Payment shall be made to the Company and the Selling Stockholders by wire transfer of immediately available funds to a bank account designated by the Company and the Custodian pursuant to each Selling Stockholder's Power of Attorney and Custody Agreement, as the case may be, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

            (d). Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full busi-ness day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

            SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

                  (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A and, prior to the completion of the distribution of the Securities by the Underwriters, will notify the Representatives immediately, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

                  (b) Filing of Amendments. Prior to the completion of the distribution of the Securities by the Underwriters, the Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

                  (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies (or duplicates thereof) of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies (or duplicates thereof) of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be substantially identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the Act or the Securities Exchange Act of 1934 (the "Exchange Act"), such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (e) Continued Compliance with Securities Laws. The Company will comply with the Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time after the first date of the public offering of the Common Stock and prior to the expiration of nine months after the date of the Prospectus, a prospectus is required by the Act to be delivered in connection with sales of the Securities, and any event shall occur or condi-tion shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Common Stock at any time after nine months or more after the date of the Prospectus, upon the request of such Underwriter but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as such Underwriter may request of an amended or supplemented Prospectus complying with
      Section 10(a)(3) of the Act.






 .

                  (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

                  (g) Rule 158. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the Act.

                  (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds".

                  (i) Listing. The Company will use its best efforts to effect and maintain the quotation of the Securities on the Nasdaq National Market and will file with the Nasdaq National Market all documents and notices required by the Nasdaq National Market of companies that have securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq National Market.

                  (j) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus or (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan.

                  (k) Reporting Requirements. The Company, during the period when the Prospectus is required to be de-livered under the Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations of the Commission thereunder.

            SECTION 4. Payment of Expenses. (a) Whether or not any sale of the Securities is consummated, the Company agrees to pay and bear all costs and expenses incident to the performance of all of its obligations under this Agreement, including (i) the preparation and printing of the Registration Statement and any amendments or supplements thereto and the cost of furnishing copies thereof to the Underwriters, (ii) the preparation, issuance, printing and delivery of certificates for the Securities, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iii) the fees and disbursements of the Company's counsel and accountants, (iv) the qualification of the Securities under the applicable state securities or "blue sky" laws in accordance with the provisions of Section 3(f) hereof, including filing fees and up to $10,000 in respect of fees and disbursements of counsel to the Representatives in connection therewith and in connection with the preparation of any survey of state securities or "blue sky" laws or legal investment memoranda, (v) the printing and delivery to the Underwriters of copies of each preliminary prospectus and of the Prospectus and any amendments or supplements thereto, (vi) the fees and expenses of any transfer agent or registrar for the Securities, (vii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities, (viii) the fees and expenses incurred in connection with the inclusion of the Securities in the Nasdaq National Market, and (ix) all expenses (including travel expenses) of the Company in connection with any meetings with prospective investors in the Securities.

            (b) Each Selling Stockholder agrees to pay and bear all costs and expenses incident to the performance of all of their respective obligations under, and the consummation of the transactions contemplated by, this Agreement, including (i) any stamp duties, capital duties and stock transfer tax, if any, payable upon the sale of the Securities to the Underwriters, and their transfer between the Underwriters pursuant to an agreement between such Underwriters, and
(ii) the fees and disbursements of their respective counsel.

            (c) If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 5 hereof is not satisfied, because this Agreement is terminated pursuant to Section 9(a)(i) or Section 11 hereof or because of any failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder other than by reason of a default by an Underwriter in payment for the Securities at the Closing Time, the Company agrees to reimburse the Underwriters promptly upon demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of their counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

            SECTION 5. Conditions of the Underwriters' Obligations. The obligations of the several Underwriters to purchase and pay for the Securities are subject to the continued accuracy, as of the Closing Time and at each Date of Delivery, of the representations and warranties of the Company herein contained, to the accuracy of the statements of the Company and officers of the Company made in any certificate pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following further conditions:

            (a) The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

            (b) At the Closing Time, the Representatives shall have received the opinion of Davis Polk & Wardwell, counsel to the Company, dated as of the Closing Time, in substantially the form set forth below and otherwise reasonably satisfactory to the Representatives and counsel for the Representatives, to the effect that:

                  (1) The Company has the requisite corporate power and
            authority to execute, deliver and perform its obligations under this Agreement; and this Agreement has been duly authorized, executed and delivered by the Company;

                  (2) No consent, waiver, approval, authorization, license,
            qualification or order of or filing or registration with any court or governmental or regulatory agency or body is required for the execution and delivery by the Company of this Agreement or for the issue and sale of the Securities, or the performance by the Company of its obligations under this Agreement, or for the consummation of any of the transactions contemplated hereby, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in this Agreement and in the Prospectus;

                  (3) The issuance, sale and delivery of the Securities and
            performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby and the compliance by the Company with the terms of the foregoing do not, and, at the Closing Time, will not, conflict with or constitute or result in a breach or violation by the Company, any of the "significant subsidiaries" (as defined in Section 210.1-02 of Regulation S-X) of the Company (each a "Significant Subsidiary") or any of the Restricted Affiliates of (A) any provision of the Certificate of Incorporation or By-laws of the Company, or (B) any law, statute, rule, or regulation or any order, decree or judgment known to such counsel to be applicable to the Company, any Significant Subsidiary or any Restricted Affiliate, of any court or governmental or regulatory agency or body or arbitrator known to such counsel to have jurisdiction over the Company, any of the Subsidiaries or any of the Restricted Affiliates or any of their respective properties or assets;

                  (4) The statements in the Prospectus under the headings
            "Description of Capital Stock" insofar as such statements purport to summarize certain provisions of the Certificate of Incorporation and By-laws of the Company provide a fair summary of such provisions of such documents and instruments;

                  (5) The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to the Underwriting Agreement and, when issued and delivered by the Company pursuant to the Underwriting Agreement against payment of the consideration set forth in the Underwriting Agreement, will be validly issued and fully paid and non-assessable and no holder of the Securities is or will not be subject to any statutory preemptive rights of any securityholder of the Company;

                  (6) The Company is not and, after giving effect to the
            offering and sale of the Securities and the application of the proceeds therefrom as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

                  (7) The Registration Statement, including any Rule 462(b)
            Registration Statement, has been declared effective under the Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission;

                  (8) The Registration Statement, including any Rule 462(b)
            Registration Statement and the Rule 430A Information, the Prospectus and each amendment or supplement to the Registration Statement and Prospectus as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the Act and the 1933 Act Regulations; and

                  (9) The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements under the

            Delaware General Corporation Law, with any applicable requirements of the charter and by-laws of the Company and the requirements of the Nasdaq National Market.

            In addition such counsel shall state that such counsel has participated in conferences with representatives of the Underwriters, officers and other representatives of the Company and representatives of the independent certified accountants of the Company, at which conferences the contents of the Registration Statement and the Prospectus and the business and affairs of the Company and the Subsidiaries were discussed, and although such counsel has not verified and does not pass upon or assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement (except and only to the extent set forth in clause (4) above), on the basis of the foregoing, no facts have come to the attention of such counsel which lead such counsel to believe that the Registration Statement or any amendment thereto, at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need not express any comment with respect to the financial statements, including the notes thereto and supporting schedules, or any other financial data set forth or referred to in the Registration Statement or Prospectus).

            In rendering such opinions, such counsel (A) need not express any opinion with regard to the application of laws of any jurisdiction other than the Federal law of the United States, the General Corporation Law of the State of Delaware and the laws of the State of New York and (B) may rely, as to matters of fact, to the extent they deem proper on representations or certificates of responsible officers of the Company and certificates of public officials.

                  (c) At the Closing Time, the Representatives shall have received the opinion of John Filipowicz, assistant general counsel for the Company, dated as of the Closing Time, in the form set forth below and otherwise reasonably satisfactory to the Representatives and counsel for the Representatives, to the effect that:

                  (1) The Company has been duly incorporated and is validly
            existing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its assets and properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect;

                  (2) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the column "Actual" under the caption "Capitalization"; the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

                  (3) Each of the Subsidiaries and each of the Restricted
            Affiliates has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, has the requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing individually or in the aggregate would not result in a Material Adverse Effect; all of the issued and outstanding capital stock or other ownership interests of each of the Subsidiaries and each of the Restricted Affiliates has been duly authorized and validly issued, is fully paid and non-assessable and, to such counsel's knowledge and information, except as set forth in the Prospectus, is owned by the Company directly, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity;

                  (4) The issuance, sale and delivery of the Securities, the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby and the compliance by the Company with the terms of the foregoing do not, and, at the Closing Time, will not, conflict with or constitute or result in a breach or violation by the Company, any of the Subsidiaries or any of the Restricted Affiliates of (A) any provision of the Certificate of Incorporation or By-laws of the Company, or (B) any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) by the Company, or give rise to any right to accelerate the maturity or require the prepayment of any indebtedness under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, any Subsidiary or any Restricted Affiliate under any material Contract known to such counsel, except where any such conflict, breach, violation or default would not result in a Material Adverse Effect;

                  (5) To the knowledge of such counsel, other than as described in the Prospectus, no legal, regulatory or governmental proceedings are pending to which the Company, any of the Subsidiaries or any of the Restricted Affiliates is a party or to which the property or assets of the Company, any of the Subsidiaries or any of the Restricted Affiliates are subject which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or which, individually or in the aggregate, could have a material adverse effect on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated hereby or by the Prospectus and to the knowledge of such counsel, no such material proceedings have been threatened against the Company, any of the Subsidiaries or any of the Re-stricted Affiliates or with respect to any of their respective assets or properties;

                  (6) None of the Company, the Subsidiaries or the Restricted
            Affiliates is in violation of its respective Organizational Documents; to the knowledge of such counsel, no default by the Company, any of the Subsidiaries or any of the Restricted Affiliates exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any Contract; and to the knowledge of such counsel, none of the Company, the Subsidiaries or any of the Restricted Affiliates is in breach or violation of any law, statute, rule or regulation, or any judgment, decree or order or governmental or regulatory agency or other body having jurisdiction over the Company, any of the Subsidiaries or any of the Restricted Affiliates or any of their respective properties or assets except, in each case, violations, defaults or breaches that individually or in the aggregate would not have a Material Adverse Effect.

            In addition such counsel shall state that such counsel has participated in conferences with representatives of the Underwriters, officers and other representatives of the Company and representatives of the independent certified accountants of the Company, at which conferences the contents of the Registration Statement and the Prospectus and the business and affairs of the Company and the Subsidiaries were discussed, and although such counsel has not verified and does not pass upon or assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement (except and only to the extent set forth in clause (5) above), on the basis of the foregoing, no facts have come to the attention of such counsel which lead such counsel to believe that the Registration Statement or any amendment thereto (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which such counsel need not express any statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need not express any comment with respect to the financial statements, including the notes thereto and supporting schedules, or any other financial data set forth or referred to in the Registration Statement or Prospectus).

            In rendering such opinions, such counsel (A) need not express any opinion with regard to the application of laws of any jurisdiction other than the Federal law of the United States, the General Corporation Law of the State of Delaware and the laws of the State of New York and (B) may rely, as to matters of fact, to the extent they deem proper on representations or certificates of responsible officers of the Company and certificates of public officials.

            (d) At the Closing Time, the Representatives shall have received the opinion of Swidler & Berlin, regulatory counsel to the Company, dated as of the Closing Time, in the form set forth below and otherwise reasonably satisfactory to the Representatives and counsel for the Underwriters, to the effect that:

                  (i) the issuance, sale and delivery of the Securities, the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby and the compliance by the Company with the terms of the foregoing do not, and, at the Closing Time, will not, conflict with or constitute or result in a breach or violation by the Company, any of the Subsidiaries or any of the Restricted Affiliates of the Communications Act of 1934, as amended, (the "Communications Act"), the Telecommunications Act of 1996 (the "1996 Act"), the Cable Communications Policy Act of 1984 (the "1984 Act") or the Cable Television Consumer Protection Act of 1992 (the "1992 Act" and, together with the Communications Act, the 1996 Act and the 1984 Act and rules and regulations promulgated thereunder, the "Communications Laws") or any order, decree or judgment known to such counsel to be applicable to the Company, any Subsidiary or any Restricted Affiliate, of any court or governmental or regulatory agency or body or arbitrator dealing with telecommunications carriers (the "Communications Authorities") known to such counsel to have jurisdiction over the Company, any of the Subsidiaries or any of the Restricted Affiliates or any of their respective properties or assets;

                 (ii) no consent, waiver, approval, authorization, license, qualification or order of or filing or registration with any Communications Authority is required for the execution and delivery by the Company of this Agreement or for the issue and sale of the Securities, or the performance by the Company of its obligations under this Agreement, or for the consummation of any of the transactions contemplated hereby;

                (iii) the Company, the Subsidiaries and the Restricted
            Affiliates are the holders of the Licenses listed on a schedule to such opinion (the "Regulatory Licenses") issued by the Communications Authorities, all of which are validly issued and in full force and effect, with no material restrictions or qualifications other than as described in the Prospectus, and such Regulatory Licenses constitute the only Licenses necessary for the Company, the Subsidiaries and the Restricted Affiliates to own their properties and to conduct their businesses in the manner and to the extent now operated or proposed to be operated in the Prospectus;

                 (iv) other than matters described in the Prospectus, such
            counsel does not know of any proceedings threatened, pending or contemplated before any Communications Authority against or involving the properties, businesses or franchises of the Company, the Subsidiaries and the Restricted Affiliates which could reasonably be expected to have a Material Adverse Effect; and

                  (v) the statements in the Prospectus under the captions "Risk
            Factors -- Regulation" and "Business -- Regulation" insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly summarize the matters referred to therein and such counsel does not believe that such statements, as of the date of the Prospectus and at the Closing Time, contained an un-true statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading.

            In rendering such opinions, such counsel (A) need not express any opinion with regard to the application of any laws other than the Communications Laws and (B) may rely, as to matters of fact, to the extent they deem proper on representations or certificates of responsible officers of the Company and certificates of public officials.

            (e) At the Closing Time, the Representatives shall have received the
      opinion of [     ], counsel to the Selling Stockholders, dated as of the
      Closing Time, in the form set forth below and otherwise reasonably satisfactory to the Representatives and counsel for the Underwriters, to the effect that:

                  (i) No consent, waiver, approval, authorization, license,
            qualification or order of or filing or registration with any court or governmental or regulatory agency or body is required for the execution and delivery by the Selling Stockholders of this Agreement or the Power of Attorney and Custody Agreements or for the issue and sale of the Securities, or the performance by the Selling Stockholders of their respective obligations under this Agreement and the Power of Attorney and Custody Agreements, or for the consummation of any of the transactions contemplated hereby and thereby, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in this Agreement and in the Prospectus.

                 (ii) Each Power of Attorney and Custody Agreement has been duly authorized, executed and delivered by the respective Selling Stockholder named therein and constitutes the legal, valid and binding agreement of such Selling Stockholder.

                (iii) This Agreement has been duly authorized, executed and delivered by the Each Selling Stockholder.

                 (iv) Each Attorney-in-Fact has been duly authorized by the
            Selling Stockholders to deliver the Secu-rities on behalf of the Selling Stockholders in accordance with the terms of this Agreement.

                  (v) The issuance, sale and delivery of the Securities, the execution, delivery and performance by the Selling Stockholders of this Agreement and the Power of Attorney and Custody Agreement and the consummation by the Selling Stockholders of the transactions contemplated hereby and thereby and the compliance by the Selling Stockholders with the terms of the foregoing do not, and, at the Closing Time, will not, conflict with or constitute or result in a breach or violation by the Selling Stockholders of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) by such Selling Stockholder, or give rise to any right to accelerate the maturity or require the prepayment of any indebtedness under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of such Selling Stockholder under any material contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, authorization, permit, certificate or other agreement or document known to such counsel to which such Selling Stockholder is a party, nor will such action result in the violation of any law, statute, rule, or regulation or any order, decree or judgment known to such counsel to be applicable to such Selling Stockholder, of any court or governmental or regulatory agency or body or arbitrator known to such counsel to have jurisdiction over such Selling Stockholder or any of its properties or assets.

                  (vi) To the best knowledge of such counsel, each Selling
            Stockholder has valid and marketable title to the Securities to be sold by such Selling Stockholder pursuant to this Agreement, free and clear of any pledge, lien, security interest, charge, claim or encumbrance of any kind, and has full right, power and authority to sell, transfer and deliver such Securities pursuant to this Agreement. By delivery of a certificate of certificates therefor, such Selling Stockholder will transfer to the Underwriters who have purchased such Securities pursuant to this Agreement (without notice of any defect in the title of such Selling Stockholder and who are otherwise bona fide purchasers for purposes of the Uniform Commercial Code) valid and marketable title to such Securities, free and clear of any pledge, lien, security interest, charge, claim or encumbrance of any kind.

            (f) The Representatives shall have received the opinion, dated as of the Closing Time, of Cahill Gordon & Reindel, counsel for the Underwriters, with respect to certain matters set forth in clauses 4, 5, 8 and 9 of subsection (b) of this Section 5.

            In rendering such opinions, such counsel (A) need not express any opinion with regard to the application of laws of any jurisdiction other than the Federal laws of the United States, the General Corporation Law of the State of Delaware and the laws of the State of New York and (B) may rely, as to matters of fact, to the extent they deem proper on representations or certificates of responsible officers of the Company and certificates of public officials.

            In addition, such counsel shall additionally state that such counsel has participated in conferences with officers and other representatives of the Company and representatives of the independent accountants for the Company at which conferences the contents of the Prospectus and the Registration Statement and related matters were discussed and, although given the limitations inherent in the role of outside counsel and the character of determinations involved in the preparation of the Registration Statement, such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement (except and only to the extent set forth in clause (4) of subsection (b) of this Section 5) and has made no independent check or verification thereof, on the basis of the foregoing, no facts have come to the attention of such counsel which would lead such counsel to believe that the Registration Statement or any amendment thereto, at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the

      Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief with respect to the financial statements, including the notes thereto, or any other financial or statistical data found in or derived from the internal accounting and other records of the Company and its subsidiaries set forth or referred to in the Registration Statement or Prospectus).

            (g) The following conditions contained in clauses (i) and (ii) of this subsection (g) shall have been satisfied at and as of the Closing Time and the Company shall have furnished to the Representatives a certificate, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated as of the Closing Time, to the effect that the signers of such certificate have carefully examined the Registration Statement and Prospectus, any amendment or supplement thereto, and this Agreement and that:

                  (i) the representations and warranties of the Company in this
            Agreement are true and correct in all material respects on and as of the Closing Time with the same effect as if made at the Closing Time;

                  (ii) since the date of the most recent financial statements included in the Prospectus (exclusive of any amendment or supplement thereto), there has been no Material Adverse Change, whether or not arising in the ordinary course of business. As used in this subparagraph, the term "Prospectus" means the Prospectus in the form first used to confirm sales of the Securities;

                  (iii) the Company has complied with all agreements and
            satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time; and

                  (iv) no stop order suspending the effectiveness of the
            Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

            (h) On the date hereof and at the Closing Time, Coopers & Lybrand L.L.P. shall have furnished to the Representatives a letter or letters, dated respectively as of the date of this Agreement and as of the Closing Time, in form and substance satisfactory to the Representatives, confirming that they are independent certified public accountants within the meaning of the Act and the applicable published rules and regulations thereunder and containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to financial statements of the Company and certain financial information contained in the Registration Statement, in form and substance satisfactory to counsel for the Underwriters.

            (i) On the date hereof and at the Closing Time, Ernst & Young L.L.P. shall have furnished to the Representatives a letter or letters, dated respectively as of the date of this Agreement and as of the Closing Time, in form and substance satisfactory to the Representatives, confirming that they are independent certified public accountants within the meaning of the Act and the applicable published rules and regulations thereunder and containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to financial statements of Erols and certain financial information contained in the Registration Statements, in form and substance satisfactory to counsel for the Underwriters.

            (j) Subsequent to the date hereof or, if earlier, the dates as of which information is given in the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been any change, or any development involving a prospective change, in or affecting the business or properties of the Company, its Subsidiaries and the Restricted Affiliates the effect of which is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the purchase and the delivery of the Securities as contemplated by the Prospectus (exclusive of any amendment or supplement thereto).

            (k) At the Closing Time, the Securities shall have been approved for inclusion in the Nasdaq National Market, subject only to official notice of issuance.

            (l) At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit A hereto signed by the persons listed on Schedule E hereto.

            (m) In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

                  (i) Officers' Certificate. A certificate, dated such Date of
            Delivery, of the Chairman of the Board or the President and the principal financial or accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to
            Section 5(g) hereof remains true and correct as of such Date of Delivery.

                  (ii) Opinion of Counsel for Company. The favorable opinion of
            Davis Polk & Wardwell LLP, counsel for the Company, together with the favorable opinion of John Filipowicz, assistant general counsel for the Company and Swidler & Berlin, regulatory counsel for the Company, each in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Sections 5(b), (c) and
            (d) hereof.

                  (iii) Opinion of Counsel for Underwriters. The favorable
            opinion of Cahill Gordon & Reindel, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(f) hereof.

                  (iv) Bring-down Comfort Letter. A letter from Coopers &
            Lybrand L.L.P., in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(h) hereof, except that the

            "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

            (n) At the Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such information, certificates and documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as contemplated herein and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all opinions and certificates mentioned above or elsewhere in this Agreement shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

            If any condition specified in this Section 7 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company, and such termination shall be without liability of any party to any other party except as provided in Section
6. Notwithstanding any such termination, the provisions of Sections 8, 9, 13 and 16 shall remain in effect. Notice of such cancellation shall be given to the Company in writing or by telephone, facsimile transmission or telegraph confirmed in writing. The Company shall furnish to the Representatives such conformed copies of such opinions, certificates, letters and documents in such quantities as the Representatives and counsel for the Underwriters shall reasonably request.

            SECTION 6. Indemnification.

            (a) The Company agrees to indemnify and hold harmless the Underwriters, their respective affiliates, and each person, if any, who controls any Underwriter or their respective affiliates within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and their respective directors, officers, employees and agents, as follows:

            (i) against any and all loss, liability, claim, damage and expense whatsoever, joint or several, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in Registration Statement (or any amendment thereto) including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (ii) against any and all loss, liability, claim, damage and expense whatsoever, joint or several, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Sections 6(e) below) any such settlement is effected with the written consent of the Company; and

            (iii) against any and all expenses whatsoever, as incurred (including reasonable fees and disbursements of one counsel chosen by Merrill Lynch (in addition to any local counsel)), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment), including the Rule 430A Information or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

            (b) Each Selling Stockholder, severally and not jointly, agrees to indemnify and hold the Underwriters, their respective affiliates, and each person, if any, who controls any Underwriter or their respective affiliates within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and their respective directors, officers, employees and agents, against any and all loss, liability, claim, damage and expense whatsoever, joint or several, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in Registration Statement (or any amendment thereto) including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment), including the Rule 430A Information or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); provided, further, however, that each Selling Stockholder shall be liable only with reference to information relating to such Selling Stockholder furnished to the Company in writing by or on behalf of such Selling Stockholder expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto. Notwithstanding the foregoing, the aggregate liability of any Selling Stockholder pursuant to the provisions of this paragraph shall be limited to an amount equal to the total net proceeds (before deducting expenses but after deducting underwriting discounts and commissions) received by such Selling Stockholder from the sale of such Selling Stockholder's Securities hereunder.

            (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and each Selling Stockholder against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this
Section 6, as incurred, but only with respect untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

            (d) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, enclosing a copy of all papers properly served on such indemnified party, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) or (b) above, one counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(c) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the foregoing, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action (which approval shall not be unreasonably withheld), unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, com-menced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and the offer and sale of any Securities and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

            (e) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as to which such indemnified party is liable pursuant to Section 6(a),
(b) or (c), as the case may be, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request,
(ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and
(iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

            (f) The provisions of this Section shall not affect any agreement among the Company and the Selling Stockholders with respect to indemnification.

            SECTION 7. Contribution. If the indemnification provided for in
Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

            The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Stockholders and the total underwriting discount received by the Underwriters, bear to the aggregate initial offering price of the Securities.

            The relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this
Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

            Notwithstanding the provisions of this Section 7, (i) no Selling Stockholder shall be required to contribute any amount in excess of the amount of total net proceeds received by such Selling Stockholder from the sale of Securities by such Selling Stockholder hereunder and (ii) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

            No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

            The provisions of this Section shall not affect any agreement among the Company and the Selling Stockholders with respect to contribution.

            SECTION 8. Representations, Warranties and Agreements To Survive Delivery. All representations, warranties, indemnities, agreements and other statements of the Company and its officers and the Selling Stockholders contained in or made pursuant to this Agreement shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, by or on behalf of the Company, or by or on behalf of any Selling Stockholder, and shall survive delivery and payment for the Securities to the Underwriters.

            SECTION 9. Termination of Agreement.

            (a) Termination: General. (a) The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time if (i) there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus and on or prior to the Closing Time, any Material Adverse Change with respect to the Company, the Subsidiaries and the

Restricted Affiliates, taken as a whole and whether or not arising in the ordinary course of business, or (ii) since the date of this Agreement and on or prior to the Closing Time, (A) there has occurred any outbreak of hostilities or escalation of existing hostilities or other national or international calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case, the effect of which on the financial securities markets of the United States is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (B) trading in any securities of the Company has been suspended or limited by the Commission or trading generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities generally have been required, by any such exchange or by order of the Commission, the NASD or any other governmental authority or (C) a general banking moratorium has been declared by either Federal or New York authorities. As used in this Section 9(a), the term "Prospectus" means the Prospectus in the form first used to confirm sales of the Securities.

            (b) If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, provided that Sections 1, 6, 7, and 8 shall survive such termination and remain in full force and effect.

            (c) This Agreement may also terminate pursuant to the provisions of
Section 5, with the effect stated in such Section.

            SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it is obligated to purchase under this Agreement (the "Defaulted Securities"), the other Representatives shall have the right, but not the obligation, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

      (a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

      (b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

            No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

            In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the Representatives or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

            SECTION 11. Default by One or More of the Selling Stockholders or the Company. If a Selling Stockholder shall fail at the Closing Time to sell and deliver the number of Securities which it is obligated to sell under this Agreement and the Company does not exercise the right hereby granted to increase the number of Securities to be sold by it hereunder by the number of Securities which were to be sold by such defaulting Selling Stockholder, then the Underwriters may, at the option of the Representatives, by notice from the Representative to the Company and the non-defaulting Selling Stockholders, either (a) terminate this Agreement without any liability on the part of the non-defaulting party, except that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect or (b) elect to purchase the Securities which the non-defaulting Selling Stockholders and the Company have agreed to sell hereunder. No action taken pursuant to this Section 11 shall relieve any Selling Stockholder so defaulting from liability in respect of such default.

            In the event of a default by any Selling Stockholder as referred to in this Section 11, each of the Representatives, the Company and the non-defaulting Selling Stockholders shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

            SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives c/o Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, North Tower, World Financial Center, New York, New York 10281-1305, attention: Greg Margolies, Vice President; notices to the Company shall be directed to RCN Corporation, 105 Carnegie Center, Princeton, NJ 08540, attention: Chief Executive Officer, with a copy to John Filipowicz, Esq.; and notices to the Selling Stockholders shall be directed to [ ].

            SECTION 13. Information Supplied by the Underwriters. The statements set forth in the last paragraph on the front cover page, in the last two paragraphs on page [i] and in the fifth paragraph under the heading "Underwriting" in the Prospectus (to the extent such statements relate to the Underwriters) constitute the only information furnished by the Underwriters to the Company for the purposes of Sections 1 and 6 hereof.

            SECTION 14. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and the Selling Stockholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, their respective affiliates and the Company and its successors and legal representatives and the controlling persons and officers, directors, employees and agents referred to in Sections 6 and 7 and their heirs and legal representatives and the Selling Stockholders, any legal or equitable right, remedy or claim under, by virtue of or in respect of this Agreement or any provision herein con-tained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters their respective affiliates and the Company and its successors and legal representatives, and said controlling persons and officers, directors, employees and agents and their heirs and legal representatives, and said controlling persons and officers, directors, employees and agents and their heirs and legal representatives and the Selling Stockholders, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

            SECTION 15. Governing Law and Time. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAWS. Specified times of day refer to New York time.

            SECTION 16. Counterparts. This Agreement may be executed in one or more counterparts and, when each party has executed a counterpart, all such counterparts taken together shall constitute one and the same agreement.

            If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Attorney-in-Fact for the Selling Stockholders a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Selling Stockholders in accordance with its terms.

                                    Very truly yours,

                                    RCN CORPORATION



                                    By:
                                       ---------------------------------------
                                       Name:  Bruce C. Godfrey
                                       Title: Executive Vice President
                                              and Chief Financial
                                              Officer


                                    By:
                                       ---------------------------------------
                                       As Attorney-in-Fact acting on behalf
                                       of the Selling Stockholders named in
                                       Schedule B hereto

Confirmed and accepted as of
  the date first above written:

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
SMITH BARNEY INC.
NATIONSBANC MONTGOMERY SECURITIES LLC
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
PRUDENTIAL SECURITIES INCORPORATED

By:  Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated


By:
   -------------------------------------------
   Name:
   Title:

                                   SCHEDULE A



                                                           Number of
                                                            Initial
Name of Underwriter                                       Securities
-------------------                                       ----------

Merrill Lynch, Pierce, Fenner & Smith
            Incorporated...........................
Smith Barney Inc...................................
NationsBanc Montgomery Securities, LLC.............
Donaldson, Lufkin & Jenrette Securities Corporation
Prudential Securities Incorporated.................
                                                        ---------------
           Total .................................          10,989,010

                                   SCHEDULE B



                                         Number of Initial    Maximum Number of
                                         Securities to be     Option Securities
                                         Sold                 to be Sold
                                         ---------------------------------------
RCN Corporation                               10,583,032           1,648,351
Commonwealth Telephone Enterprises
Inc. Employees' Retirement Plan                  375,816                   0
Robert A. Lanford                                 12,000                   0
John A. Taverna                                    2,612                   0
Christopher W. Walsh                              15,550                   0
                                             -----------          ----------
Total                                         10,989,010           1,648,351

                                   SCHEDULE C

                                 RCN CORPORATION
                        10,989,010 Shares of Common Stock
                           (Par Value $1.00 Per Share)

            1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $_________.

            2. The purchase price per share for the Securities to be paid by the several Underwriters shall be $______, being an amount equal to the initial public offering price set forth above less $_______ per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

                                   SCHEDULE D

                              Restricted Affiliates

                                                       Percentage
                          Organized                    Ownership
Name of Entity            Under Laws of                of Company
--------------            -------------                ----------

                                   SCHEDULE E

                          [List of persons and entities
                               subject to lock-up]

    [Form of lock-up from directors, officers or other stockholders pursuant to
                                   Section 5(n)]

                                                                       Exhibit A

                                   June       , 1998

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated,
Smith Barney Inc.
NationsBanc Montgomery Securities LLC
Donaldson, Lufkin & Jenrette Securities Corporation
Prudential Securities Incorporated
as Representatives of the several
Underwriters to be named in the
within-mentioned Underwriting Agreement
c/o  Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

      Re:   Proposed Public Offering by RCN Corporation

Dear Sirs:

The undersigned, a stockholder [and an officer and/or director] of RCN Corporation, a Delaware corporation (the "Company"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") Smith Barney Inc., NationsBanc Montgomery Securities LLC, Donaldson, Lufkin & Jenrette Securities Corporation and Prudential Securities Incorporated propose to enter into a Underwriting Agreement (the "Underwriting Agreement") with the Company providing for the public offering of shares (the "Securities") of the Company's common stock, par value $1.00 per share (the "Common Stock"). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder [and an officer and/or director] of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during a period of 90 days from the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of Merrill

Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company's Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

                                   Very truly yours,

                                   Signature:
                                             ------------------------

                                   Print Name: